EXHIBIT 10.1

Second Amendment to Amended and Restated
Multicurrency Credit Agreement and Waiver
This Second Amendment to Amended and Restated Multicurrency Credit Agreement and Waiver (herein, this “Amendment”) is entered into on August 19, 2016, and effective as of June 30, 2016, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the direct and indirect Subsidiaries of U.S. Borrower party to this Amendment, as U.S. Guarantors, the direct and indirect Subsidiaries of Canadian Borrower from time to time party to this Amendment, as Canadian Guarantors, the Lenders party hereto, and BMO Harris Bank N.A., as Administrative Agent.
Preliminary Statements
A.    The Borrowers, the Guarantors, the Lenders, and the Administrative Agent are parties to a certain Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015 (as the same may be amended, modified, restated or supplemented from time to time pursuant to the terms thereof, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.
B.    The Borrowers and the Lenders have agreed to amend the Credit Agreement, and the Lender has agreed to waive certain provisions of the Credit Agreement for periods ending prior to the date hereof, on the terms and conditions set forth in this Amendment.
Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments.
Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.    Section 1.1 of the Credit Agreement (Definitions) shall be amended by (a) adding in appropriate alphabetical order the following definition of “Second Amendment,” and “Second Amendment Effective Date” and (b) amending and restating the definition of “EBITDA” in its entirety, each of which shall read as follows:
“EBITDA” means, with reference to any period, Net Income for such period (computed without giving effect to any non-cash adjustments (positive or negative) relating to the change in fair value of contingent consideration liabilities or indemnification receivables for the relevant period or any unrealized non‑cash gains and losses with respect to hedging obligations of the type permitted by Section 7.1(c) hereof) plus (a) all amounts deducted in arriving at such Net Income amount in respect of (i) Interest Expense for such period, (ii) federal, state, provincial, and local income taxes for such period, (iii) all amounts charged in accordance with GAAP for depreciation of fixed assets and amortization of intangible assets during such period, (iv) net amortization expense relating to below market real estate leases for such period, (v) amortization of inventory fair value adjustment for such period directly attributable to step-up in inventory values required under GAAP’s purchase accounting rules for such period, (vi) non‑cash stock compensation expense for such period, (vii) goodwill impairment charges aggregating not more than $43,300,000 for the fiscal quarter ended March 31, 2016, (viii) other non-cash charges for the relevant period approved in writing by the Administrative Agent in its sole discretion, and (ix) for periods ending on or before December 31, 2016, third-party professional fees for such period as reasonably determined by U.S. Borrower in good faith and established to the reasonable satisfaction of, and subject to the approval of, Administrative Agent, minus (b) the sum of (i) all tax credits for such period, (ii) all cash payments made during such period in respect of stock compensation expensed in a prior period; and (iii) prior period income adjustment of $2,063,000 in the aggregate for the fiscal quarter ended March 31, 2016. Unless specifically provided otherwise, each period for which EBITDA is calculated shall be the twelve consecutive months ending on the end date of such period, provided that for 2016 EBITDA shall be annualized instead as follows: (i) EBITDA shall be computed for the period ending June 30, 2016, by multiplying EBITDA for the two quarters then ended by two (2), and (ii) EBITDA shall be computed for the period ending September 30, 2016, by multiplying EBITDA for the three quarters then ended by four thirds (4/3). For purposes of this Agreement, (i) EBITDA of an Acquired Business shall be determined in a manner consistent with the foregoing determined by U.S. Borrower in good faith and established to the reasonable satisfaction of Administrative Agent and (ii) Permitted Acquisitions that have been consummated during any such period with respect to which EBITDA is calculated shall be deemed to have occurred on the first day of such period and EBITDA shall include the historical results of operations of the Acquired Business adjusted for non‑recurring expenses and non‑recurring revenue reasonably determined by U.S. Borrower in good faith and established to the reasonable satisfaction of, and subject to the approval of, Administrative Agent.
“Second Amendment” means that certain Second Amendment to Amended and Restated Multicurrency Credit Agreement dated effective as of June 30, 2016, by and among the Borrowers, the Subsidiaries of the Borrowers party thereto as Guarantors, the Lenders party thereto, and BMO Harris Bank N.A., as Administrative Agent.
“Second Amendment Effective Date” means June 30, 2016.
1.2.    Exhibit F to the Credit Agreement shall be and hereby is amended and restated in its entirety to read as set forth on Exhibit F attached hereto and made a part hereof.

Section 2.	Waivers.
The Borrowers have advised the Lenders that the Borrowers were not in compliance with (a) Section 6.5(a) of the Credit Agreement with respect to the delivery of their Borrowing Base Certificate and related reports for the fiscal quarter ended June 30, 2016, and (b) Sections 6.5(b) and (j) of the Credit Agreement with respect to the delivery of their quarterly financial statements and covenant compliance certificate for the fiscal quarter ended June 30, 2016 (collectively, the “Existing Defaults”), and have requested that such Existing Defaults for such periods be waived. Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders hereby waive the Existing Defaults for, and only for, the periods set forth herein; provided that Borrowers hereby agree to deliver to the Administrative Agent their Borrowing Base Certificate and related reports for the fiscal quarter ended June 30, 2016, and their quarterly financial statements and covenant compliance certificate for the fiscal quarter ended June 30, 2016, no later than September 2, 2016 (and the failure to do so shall constitute an Event of Default under the Credit Agreement). This waiver is limited to the matters and for the periods expressly set forth above. Except as specifically waived hereby, all terms and conditions of the Credit Agreement shall stand and remain in full force and effect. Without limiting the foregoing, the parties acknowledge and agree that the Borrowers are required to comply with all of the covenants described herein for all measurement and reporting periods ending on or after the Second Amendment Effective Date.
Section 3.    Conditions Precedent.
The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:
3.1.    The Borrowers, the Guarantors, and the Lenders shall have executed and delivered this Amendment;
3.2.    The Borrowers shall have paid, to the extent invoiced, all reasonable and documented fees and expenses of the Administrative Agent; and
3.3.    Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.

Section 4.	Representations.
In order to induce the Lenders to execute and deliver this Amendment, the Borrowers hereby represent to the Administrative Agent and the Lenders that as of the date hereof, after giving effect to the amendments set forth in Section 1 above and the waiver set forth in Section 2 above, (a) the representations and warranties set forth in Section 5 of the Credit Agreement and in the other Loan Documents are and shall be and remain true and correct, except that the representations contained in Section 5.5 shall be deemed to refer to the most recent financial statements of the Borrowers delivered to the Lenders, and (b) the Loan Parties are in compliance with the terms and conditions of the Credit Agreement and the other Loan Documents and no Default or Event of Default exists or shall result after giving effect to this Amendment.

Section 5.	Miscellaneous.
5.1.    The Loan Parties heretofore executed and delivered to the Administrative Agent and the Lenders the Collateral Documents. The Loan Parties hereby acknowledge and agree that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Administrative Agent and the Lenders thereunder, the obligations of the Loan Parties thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby. Nothing herein contained shall in any manner affect or impair the priority of the Liens created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment. By executing this Amendment in the place provided for that purpose below, each Guarantor hereby consents to the amendment to the Credit Agreement as set forth herein and confirms that its obligations thereunder (including without limitation its obligations as a Guarantor pursuant to Section 10 thereof) and, in the case of the Canadian Borrower and Canadian Guarantors, the Canadian Guarantee Agreement, remain in full force and effect. Each Guarantor further agrees that the consent of such Guarantor to any further amendments to the Credit Agreement (other than as expressly provided in Section 11.3(iv) thereof) or any other Loan Document shall not be required as a result of this consent having been obtained.
5.2.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in the Credit Agreement, the Notes, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby. This Amendment is not a novation nor is it to be construed as a release, waiver or modification of any of the terms, conditions, representations, warranties, covenants, rights or remedies set forth in the Credit Agreement or the other Loan Documents, except as specifically set forth herein. Without limiting the foregoing, the Loan Parties agree to comply with all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents except to the extent such compliance is irreconcilably inconsistent with the express provisions of this Amendment.
5.3.    The Borrowers agree to pay on demand all reasonable costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment and the other instruments and documents to be executed and delivered in connection herewith, including the reasonable fees and expenses of counsel for the Administrative Agent.
5.4.    This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of a Portable Document Format File (also known as an “PDF” file) shall be effective as delivery of a manually executed counterpart hereof. This Amendment shall be construed and determined in accordance with the laws of the State of Illinois without regard to conflicts of law principles that would require application of the laws of another jurisdiction.
[Signature Pages to Follow]
[Signature Page to Second Amendment to Amended and Restated Multicurrency Credit Agreement and Waiver-Fenix]
[Signature Page to Second Amendment to Amended and Restated Multicurrency Credit Agreement and Waiver-Fenix]
This Second Amendment to Amended and Restated Multicurrency Credit Agreement and Waiver is entered into as of the date and year first above written.
“Borrowers”

Fenix Parts, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Fenix Parts Canada, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
“Guarantors”
Don’s Automotive Mall, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Eiss Brothers, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Gary’s U-Pull It, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________

Green Oak Investments LLC
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Horseheads Automotive Recycling, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Leesville Auto Wreckers, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Standard Auto Wreckers Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Jerry Brown, Ltd.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________

Ocean County Auto Wreckers, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Butler Auto Sales and Parts, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
Tri-City Auto Salvage, Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________
2434861 Ontario Inc.
By
Name    _/s/ Scott Pettit_________________
Title    _Secretary, Treasurer/CFO________

Accepted and agreed to.
BMO Harris Bank N.A., individually as a Lender and as Administrative Agent
By
Name    _/s/ Isabella Battista__________________
Title    _Director___________________________
Bank of Montreal, as a Lender
By
Name    _/s/ Helen Alvarez - Hernandez__________
Title    _Director____________________________

Exhibit F
Fenix Parts, Inc. and Fenix Parts Canada, Inc.
Compliance Certificate
Date:  __________, 20__

To:	BMO Harris Bank N.A., as Administrative Agent under, and the Lenders party to, the Credit Agreement described below
Ladies and Gentlemen:
Reference is made to the Amended and Restated Multicurrency Credit Agreement, dated effective as of December 31, 2015, by and among Fenix Parts, Inc., a Delaware corporation (the “U.S. Borrower”), Fenix Parts Canada, Inc., a Canadian corporation (the “Canadian Borrower” and, together with the U.S. Borrower, the “Borrowers” and individually a “Borrower”), the Guarantors party thereto, the Lenders party thereto, and BMO Harris Bank N.A., a national banking association, as Administrative Agent and L/C Issuer (as amended, restated, modified or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. This Compliance Certificate is furnished to Administrative Agent and the Lenders pursuant to the Credit Agreement.
The Undersigned hereby certifies that:
1.    I am the duly elected/appointed ____________ of U.S. Borrower.
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements.
3.    The examinations described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or the occurrence of any event which constitutes a Default or Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.
4.    The financial statements required by Section 6.5 of the Credit Agreement and being furnished to you concurrently with this Compliance Certificate are true, correct and complete as of the date and for the periods covered thereby.
5.    Schedule I hereto sets forth financial data and computations evidencing Borrowers’ compliance with certain covenants of the Credit Agreement, all of which data and computations are, to the best of my knowledge, true, complete and correct and have been made in accordance with the relevant Sections of the Credit Agreement. In the event of a conflict between the attached spreadsheet and any certifications relating thereto and the Credit Agreement and related definitions used in calculating such covenants, the Credit Agreement and such related definitions shall govern and control.

6.    Described below are the exceptions, if any, to paragraph 3 above by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Borrowers have taken, are taking, or propose to take with respect to each such condition or event:

The foregoing certifications, together with the computations set forth in Schedule I hereto, are made and delivered as of the date first above written.
Fenix Parts, Inc., as agent for Borrowers
By
Name
Title

Schedule I
to
Compliance Certificate
Fenix Parts, Inc. and Fenix Parts Canada, Inc.
Compliance Calculations,
for Amended and Restated Multicurrency Credit Agreement
dated effective as of December 31, 2015
Calculations as of _____________, _______

A.Net Worth (Section 7.11(a))
1.Net Worth	$___________
2.Line A1 shall not be less than ($59,000,000 plus (ii) 50% of Net Income for each fiscal quarter of Borrower ending on or after June 30, 2016, and thereafter for which such Net Income is a positive amount):
$___________
3.Borrowers are in compliance (circle yes or no)	yes/no
B.Total Leverage Ratio (Section 7.11(b))
1.Total Funded Debt	$___________
2.Net Income for past 4 quarters (computed without giving effect to any non-cash adjustments relating to the change in fair value of contingent consideration liabilities or change in indemnification receivables for the relevant period or any unrealized non‑cash gains and losses with respect to hedging obligations of the type permitted by Section 7.1(c))
___________
3.Interest Expense for past 4 quarters	___________
4.Income taxes for past 4 quarters	___________
5.Depreciation and Amortization Expense for past 4 quarters	___________
6.Net amortization expense relating to below market real estate leases for past 4 quarters	___________
7.Amortization of inventory fair value adjustment for such period directly attributable to step-up in inventory values required under GAAP’s purchase accounting rules for past 4 quarters	___________
8.Non‑cash stock compensation expense for past 4 quarters	___________
9.To the extent included within the relevant period, goodwill impairment charges aggregating $43,300,000 for the fiscal quarter ended March 31, 2016	___________
10.Non-cash charges for the relevant period approved in writing by the Administrative Agent in its sole discretion (if any)	___________
11.For periods ending on or before December 31, 2016, non-recurring third-party professional fees in amounts approved by the Administrative Agent for the relevant periods	___________
12.Tax credits for past 4 quarters	___________

13.Cash payments made during past 4 quarters in respect of stock compensation expensed in a prior period	___________
14.Prior period income adjustment of $2,063,000 in the aggregate for the fiscal quarter ended March 31, 2016 (for periods on or after March 31, 2017, insert N/A)	___________
15.Sum of Lines B2, B3, B4, B5, B6, B7, B8, B9, B10, and B11 minus the sum of B12, B13 , and B14 EBITDA shall be computed on (i) June 30, 2016, for the two quarters then ended multiplied by 2, and (ii) September 30, 2016, for the three quarters then ended multiplied by 4/3.
___________
16.Pro forma adjustments for Permitted Acquisitions approved by Administrative Agent (plus or minus)	___________
17.Line B15 (plus or minus) Line B16 (“EBITDA”)	___________
18.Ratio of Line B1 to B18	____:1.0
19.Line B18 ratio must not exceed	____:1.0
20.Borrowers are in compliance (circle yes or no)	yes/no
C.Fixed Charge Coverage Ratio (Section 7.11(c))
1.EBITDA for past 4 quarters (Line B17 above)	$___________
2.Unfinanced Capital Expenditures for past 4 quarter Unfinanced Capital Expenditures shall be computed on (i) June 30, 2016, for the two quarters then ended multiplied by 2, and (ii) September 30, 2016, for the three quarters then ended multiplied by 4/3.
$___________
3.Line C1 minus C2	$___________
4.Principal payments for past 4 quarter, including earnouts Principal shall be computed on (i) March 31, 2016, for the one quarter then ended multiplied by 4, (ii) June 30, 2016, for the two quarters then ended multiplied by 2, and (iii) September 30, 2016, for the three quarters then ended multiplied by 4/3, provided any Earn Out Obligations shall not be annualized but rather included within the relevant period in an amount equal to such payment.
$___________
5.Interest Expense for past 4 quarters Interest Expense shall be computed on (i) March 31, 2016, for the one quarter then ended multiplied by 4, (ii) June 30, 2016, for the two quarters then ended multiplied by 2, and (iii) September 30, 2016, for the three quarters then ended multiplied by 4/3
$___________
6.Income taxes for past 4 quarters Income taxes shall be computed on (i) March 31, 2016, for the one quarter then ended multiplied by 4, (ii) June 30, 2016, for the two quarters then ended multiplied by 2, and (iii) September 30, 2016, for the three quarters then ended multiplied by 4/3.
$___________

7.Restricted Payments for past 4 quarters Restricted Payments shall be computed on (i) March 31, 2016, for the one quarter then ended multiplied by 4, (ii) June 30, 2016, for the two quarters then ended multiplied by 2, and (iii) September 30, 2016, for the three quarters then ended multiplied by 4/3
$___________
8.Pro forma adjustments for Permitted Acquisitions approved by Administrative Agent	$___________
9.Sum of Lines C4, C5, C6, C7, and C8	$___________
10.Ratio of Line C3 to Line C9	____:1.0
11.Line C10 ratio must not be less than	1.20:1.0
12.Borrowers are in compliance (circle yes or no)	yes/no